Stewart H. Benjamin
                       CERTIFIED PUBLIC ACCOUNTANTS, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803
                                     _______
                            TELEPHONE: (516) 933-9781
                            FACSIMILE: (516) 827-1203



                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


To the Board of Directors
FoneCash,  Inc.

As the independent public accountant, I hereby consent to the incorporation by reference in this registration statement of my report dated November 24, 2000 included in FoneCash, Inc.'s Registration Statement File No. 30536 for the nine months ended September 30, 2000 and to all references to my Firm included in this registration statement.


/s/  Stewart  H.  Benjamin, CPA, P.C.
Stewart  H.  Benjamin
Certified Public Accountant, P.C.

Plainview,  New  York
February  1,  2001



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